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                                                                     Exhibit 2.5

                                                                  Vorm/Form CM t
REPUBLIEK VAN SUID-AFRIKA          REPUBLIC OF SOUTH AFRICA
   MAATSKAPPYWET 1973                COMPANIES ACT 1973
     (ARTIKEL 64)                       (SECTION 64)

         Reg istrasienommer van Maatskappy/Registration No. of Company
                                    98 16952

                            Sertirikaat van Inlywing
                    van 'n Maatskappy met 'n aandelekapitaal

                          Certificate of Incorporation

              Hierby word gesertifiseer dat/This is to certify that

                             UNITRADE 693 (PTY) LTD

vandag ingelyf is kragtens die Maatskappywet, 1973 (Wet 61 van 1973), en dat die Maatskappy 'n maatskappy is met 'n aandelekapitaal.

was this day incorporated under the Companies Act, 1973 (Act 61 of 1973), and that the Company is a company having a share capital.

  Geteken en geseel to Pretoria op hede/Signed and sealed at Pretoria this

     27 dag van/day of August Eenduisend Negehonderd/
  One Thousand Nine Hundred and Ninety Eight

                              Registrateur an aatskappye /Registrar of Companies

Seel van die Registrasiekantoor vir Maatskappye Seal of Companies Registration Office , Hierdie sertifikaat is nie geldig nie, tensy geseel deur die seel van die Registrasiekantoor vir Maatskappye. This certificate is not valid unless sealed by the seal of the Companies Registration Office.

[SEAL]
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